UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 2, 2025

_______________

Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

_______________

Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 West Washington St, Suite 213, Tempe, AZ 85288

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 2, 2025, Crexendo, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company's stockholders approved the election of Kevin Jackson, Todd A. Goergen, Jeffrey G. Korn, Steven G. Mihaylo, and David Williams to the Board as Class I directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2027 and the election of Chris McKee to the Board as a Class II director, for a term of one year, expiring at our annual meeting of stockholders to be held during 2026.

	Votes For	Votes Withheld
Kevin Jackson	25,161,158	1,482,102
Todd A. Goergen	24,503,419	2,139,841
Jeffrey G. Korn	26,404,893	238,367
Steven G. Mihaylo	25,047,779	1,595,481
David Williams	25,457,816	1,185,444
Chris McKee	26,389,356	253,904

Proposal 2: The Company's stockholders approved and granted advisory approval of the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstain
23,845,465	2,219,983	577,812

Proposal 3: The Company’s stockholders approved a resolution that the advisory vote on “say on pay” should be held every three years.

1 Year	2 Years	3 Years	Abstained
6,695,487	188,035	19,736,327	23,411

Proposal 4: The Company's stockholders approved a proposal to appoint Urish Popeck & Co., LLC as our independent registered public accounting firm for our year ending December 31, 2025.

Votes For	Votes Against	Abstain
26,625,080	414,945	13,100

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4,2025

Crexendo, Inc.

/S/ RONALD VINCENT
By:	Ronald Vincent
Chief Financial Officer

3